Exhibit (c)(xv)

C O N F I D E N T I A L DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions D I S C U S S I O N M AT E R I A L S Project Tempest J U N E 2 0 2 4

C O N F I D E N T I A L DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Disclaimer P R O J E C T T E M P E S T The information herein has been prepared by Lazard based upon information supplied by Thoughtworks Holding, Inc . (the “Company”) or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company . We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or any other entity, or concerning solvency or fair value of the Company or any other entity . With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company . We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based . The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise . These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard ; provided, however, that you may disclose to any and all persons the U . S . federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure . Lazard is acting as investment banker to the Special Committee of the Board of Directors of the Company, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice .

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions (8%) (2%) (1%) 5% 6% 8% 10% 11% 13% 17% 18% 19% 20% 19% (4%) (5%) 1% 5% 11% 14% 16% 17% 17% 17% 17% 17% 17% 18% 19% 18% 18% 18% 18% (9%) Q2'24 (7%) (9%) Q3'24 20% 19% Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 Q4'26 Q1'27 Q2'27 Q3'27 Q4'27 Q1'28 Q2'28 Q3'28 Q4'28 Average Professional Services Headcount HC YoY Growth (%) Average Professional Services Headcount (000s) Source: Tempest Management. 9.1k 8.8k 8.8k 9.0k 9.1k 9.2k 9.4k 9.7k 9.9k 10.3k 10.6k 11.3k 11.6k 12.2k 12.6k 13.3k 13.8k 14.6k 15.0k 9.0k 8.9k 8.9k 9.3k 9.5k 9.9k 10.2k 10.9k 11.2k 11.5k 11.9k 12.7k 13.1k 13.7k 14.1k 15.0k 15.4k 16.4k 16.9k Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 Q4'26 Q1'27 Q2'27 Q3'27 Q4'27 Q1'28 Q2'28 Q3'28 Q4'28 P R O J E C T T E M P E S T Overview of Initial Management Plan vs. Revised Projections Received 6/17/24 On 6/17, Tempest management provided the Special Committee with a new set of projections (the “June Management Plan”) that modified those provided to the Special Committee in April by (a) lowering 2024 to align with management’s latest forecast (discussed with the Board on Friday 6/14), and (b) delaying the return to ~20% Revenue growth by one year, from 2026 to 2027  The change in the growth outlook was effected principally by adjusting the growth of professional services headcount, detailed below  Other key drivers (primarily growth in utilization rates, average bill rates and wages) remained in line with the Initial Management Plan, but changed in absolute terms due to updated jumping off points at end - 2024, and updated assumptions regarding geographic mix June Management Plan Initial Management Plan 3

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions +2% +11% +25% +17% +25% +32% (5%) (8%) (9%) +8% +17% +19% +18% +19% +18% P R O J E C T T E M P E S T Revisions to Projections: Utilization and Professional Services Headcount Growth Average PS HC YoY Growth Utilization Rate Other than de minimis adjustments to APAC and LatAm in Q1’25, the forecast growth in utilization is unchanged in 2025 onwards; however, management’s assumption of a higher utilization jumping off point in Q4 2024 (69% in the June Management Plan vs 68% in the Initial Management Plan) results in a higher utilization assumption through the forecast period 63% 63% 2018A 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E 2028E 2018A 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E 2028E 67% 69% 69% 69% 69% 66% 67% 65% 67% 67% 68% 68% 68% 68% Source: Tempest Management. On an annual basis, the June Management Plan reaches high - teens YoY Professional Services headcount growth one year later than the Initial Management Plan, by 2027 rather than 2026 June Management Plan Initial Management Plan 4

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions P R O J E C T T E M P E S T Revisions to Projections: Average Bill Rates and Average Wages As with utilization, ABR and wage growth rates have not changed vs. the Initial Management Plan, however:  ABR has fallen due to a lower jumping off point in Q4 2024 ($76.60 June Management Plan vs. $81.00 Initial Management Plan)  Average wages have fallen due to a lower jumping off point in Q4 2024 ($65.7k June Management Plan vs. $66.4k Initial Management Plan), an effect that is partially offset over time due to revised headcount growth being less weighted towards lower cost geographies in the June Management Plan vs. the mix in the Initial Management Plan Average Bill Rate ($ Per Hour) Average Wages (Annual $ Per Head) $79 $79 $83 $84 $85 $105 $99 $92 $97 $96 $87 $81 $83 $86 $88 $89 2018A 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E 2028E 2018A 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E 2028E $66.9k $65.6k $65.5k $67.0k $67.8k $71.9k $70.7k $66.3k $68.5k $66.5k $67.4k $65.9k $66.1k $66.0k $67.1k $67.9k Source: Tempest Management. June Management Plan Initial Management Plan 5

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions P R O J E C T T E M P E S T Revisions to Projections: Impact on Revenue and Adjusted EBITDA The net effect of these changes on growth is a reduction in the 2024 - 28 Revenue CAGR from 18% in the Initial Management Plan to 15% in the June Management Plan, and a 2% reduction in 2028 Adjusted EBITDA margins Revenue and Growth (%) Adjusted EBITDA and Margin (%) Source: Tempest Management. $1,001 $1,046 $1,204 $1,446 $1,728 $1,037 $1,152 $1,396 $1,676 $2,004 (11%) 4% 15% 20% (8%) 11% 21% 20% 20% 20% 2024E 2025E 2026E 2027E 2028E $175 $232 $287 $117 $92 $65 $155 $235 $307 $380 6% 11% 15% 16% 17% 9% 13% 17% 18% 19% 2024E 2025E 2026E 2027E 2028E June Management Plan Initial Management Plan 6

C O N F I D E N T I A L P R O J E C T T E M P E S T Appendix: Detail on Management Plan I

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions P R O J E C T T E M P E S T I A P P E N D I X : D E T A I L O N M A N A G E M E N T P L A N CY2024E Benchmarking 1 2024 Forecast – Tempest Initial Management Plan and June Management Plan ($ in millions) The June Management Plan projects lower Revenue growth (5.7% YoY decline vs. Initial Management Plan’s 0.6% decline) and Adjusted EBITDA margin (10.2%, vs. Initial Management Plan’s 12.3%) in H2’24; both growth and margin are now below consensus expectations EPAM Globant Accenture Cognizant Capgemini Tempest Initial Management Plan Tempest June Management Plan Tempest Consensus 5% 10% 15% 20% 25% (15%) (10%) (5%) 0% 5% 10% 15% 20% CY2024E EBITDA Margin CY2024E Revenue Growth 2 5% 10% 15% 20% Diversified IT Services Peers Source: Tempest Management and FactSet as of 6/14/2024. Note: All EBITDA figures shown are Adjusted EBITDA presented on a like - for - like basis excluding stock - based compensation. 1 Endava excluded due to insufficient disclosures required to calculate 2024 and H2 2024 metrics pro forma for the acquisition of GalaxE. 2 Organic revenue growth figures are shown where available. EPAM Globant Accenture Capgemini Cognizant Tempest Consensus Tempest Initial Management Plan Tempest June Management Plan (10%) (5%) 0% Digital IT Services Peers 5% 10% 15% 20% 25% (15%) H2 2024E EBITDA Margin H2 2024E Revenue Growth 2 H2 2024E Benchmarking 1 Q1 2024A Q2 2024E Revenue (% Y/Y Growth) Q3 2024E Q4 2024E CY 2024E Adjusted EBITDA (% Margin) Tempest June Management Plan 6% (11%) 9% (2%) 11% (9%) 3% (13%) 3% (19%) $1,001 H2 Adj. EBITDA: $51m H1 Adj. EBITDA: $14m $256 $247 $249 $250 $65 $28 $23 $7 $7 Tempest Initial Management Plan Q1 2024A Q2 2024E Q3 2024E Q4 2024E CY 2024E 9% (8%) 12% +3% 13% (4%) 8% (10%) 3% (19%) $1,037 H2 Adj. EBITDA: $65m H1 Adj. EBITDA: $27m $268 $261 $249 $259 $92 $34 $31 $7 $20 8

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions P R O J E C T T E M P E S T Tempest Management Plans: Long Term Forecast I A P P E N D I X : D E T A I L O N M A N A G E M E N T P L A N ($ in millions) Tempest’s June Management Plan contemplates lower long - term growth and margin than both the Initial Management Plan and consensus in 2024 and 2025; by 2026 however, the June Management Plan marginally exceeds both consensus growth and margin CY2024E Revenue (% Y/Y Growth) Source: Note: 1 2 3 Tempest Management and FactSet as of 6/14/2024. All EBITDA figures shown are Adjusted EBITDA presented on a like - for - like basis excluding stock - based compensation. Organic revenue growth figures are shown where available. Endava excluded due to insufficient disclosures required to calculate 2025 Revenue growth pro forma for the acquisition of GalaxE. Accenture and Endava excluded due to absence of CY2026E forecasts (forecasts extend only through the years ended June 2026 and August 2026 for Endava and Accenture respectively). CY2025E Benchmarking 2 Tempest Initial Management Plan 17% +21% 13% +11% 9% (8%) 14% +15% 12% +8% 8% (10%) EPAM Globant Capgemini Accenture Cognizant Tempest Initial Management Plan Tempest June Management Plan Tempest Consensus 5% (5%) 0% 5% 10% 15% 20% 25% 10% 15% 20% 25% CY2025E EBITDA Margin CY2025E Revenue Growth 1 0% 5% Digital IT Services Peers 15% 20% 25% Diversified IT Services Peers EPAM Globant Tempest Initial Management Plan Tempest June Management Plan Cognizant Capgemini Tempest Consensus 5% 10% 15% 20% 25% (5%) 10% CY2026E EBITDA Margin CY2026E Revenue Growth 1 CY2026E Benchmarking 3 $1,037 $1,152 $1,396 $92 $155 $235 CY2024E CY2025E CY2026E $1,009 $1,086 $1,246 $84 $133 $177 CY2025E Adjusted EBITDA (% Margin) CY2026E Tempest Consensus Tempest June Management Plan 15% +15% 11% +4% 6% (11%) 14% +15% 12% +8% 8% (10%) $1,001 $1,046 $1,204 $65 $117 $175 $1,009 $1,086 $1,246 $84 $133 $177 9

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions $84 $133 $177 Long Term Forecast – June Management Plan ($ in millions) P R O J E C T T E M P E S T Source: Tempest Management and FactSet as of 6/14/2024. 1 Represents organic revenue growth, adjusted for contributions from acquisitions, unadjusted for foreign exchange effects. 2 3 Excludes stock - based compensation, associated payroll taxes and D&A. Tempest Adjusted Gross Profit broker consensus estimates unavailable for CY2026E. Excludes stock - based compensation, associated payroll taxes and non - recurring items. CY’28E CY’27E CY’26E CY’25E CY’24E CY’23A CY’22A CY’21A CY’20A Revenue Adjusted Gross Profit 2 Adjusted EBITDA 3  11% organic decline in CY’24E due to ongoing macro weakness and reorg - related disruptions, increasing to ~20% growth by 2027 as assumed market recovery brings demand back to historical levels  Gross Margins to remain low in CY’24E due to recent declines in ABR and slower - than - hoped cost cutting, rising from CY’26E onwards to ~40% as utilization hits historical highs and ABR growth exceeds wage growth  EBITDA margins more than double by 2026 due to Gross Margin gains above, S&M efficiencies and ~100 basis points per year of other (non - S&M) operating margin improvements Observations & Assumptions Actuals Plan Adj. EBITDA Margin (%) Organic growth 1 (%) +4% +31% I A P P E N D I X : D E T A I L O N M A N A G E M E N T P L A N $803 $1,070 $1,296 $1,127 $1,001 $1,046 $1,204 $1,446 $1,728 $1,009 $1,086 $1,246 +19% (15%) +20% +20% +4% +8% +15% +15% (11%) (10%) $337 $473 $540 $407 $337 $389 $473 $573 $680 $349 $382 17% 16% 15% 11% 6% 10% 20% 21% 19% 14% 12% 8% $287 $232 $175 $117 $65 $112 $257 $224 $153 Adj. Gross Profit Margin (%) 42% 44% 42% 36% 37% 35% 39% 40% 39% 34% 35% Tempest Broker Consensus 10

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions $84 $133 $177 Long Term Forecast – Initial Management Plan ($ in millions) P R O J E C T T E M P E S T Source: Tempest Management and FactSet as of 6/14/2024. 1 Represents organic revenue growth, adjusted for contributions from acquisitions, unadjusted for foreign exchange effects. 2 3 Excludes stock - based compensation, associated payroll taxes and D&A. Tempest Adjusted Gross Profit broker consensus estimates unavailable for CY2026E. Excludes stock - based compensation, associated payroll taxes and non - recurring items. CY’28E CY’27E CY’26E CY’25E CY’24E CY’23A CY’22A CY’21A CY’20A Revenue Adjusted Gross Profit 2 Adjusted EBITDA 3 Observations & Assumptions Actuals Plan Adj. EBITDA Margin (%) Organic growth 1 (%) +4% +31% I A P P E N D I X : D E T A I L O N M A N A G E M E N T P L A N $803 $1,070 $1,296 $1,127 $1,037 $1,152 $1,396 $1,676 $2,004 $1,009 $1,086 $1,246 +19% (15%) +20% +20% +11% +8% +21% +15% (8%) (10%) $337 $473 $540 $407 $370 $451 $576 $697 $828 $349 $382 19% 18% 17% 13% 9% 10% 20% 21% 19% 14% 12% 8% $380 $307 $235 $155 $92 $112 $257 $224 $153 Adj. Gross Profit Margin (%) 42% 44% 42% 36% 39% 35% 41% 42% 41% 36% 35%  Initial Management Plan called for an earlier recovery in the demand environment that drove growth to rebound to 11% in 2025 and exceed 20% by 2026  Cost structure evolution assumptions are in line with the June Management Plan, but Adjusted Gross Margins are higher due primarily to higher ABRs, offset partially by lower utilization Tempest Broker Consensus 11